                                  EXHIBIT 10.31

                                 USG CORPORATION
                           DEFERRED COMPENSATION PLAN

                         (Effective as of April 1, 2007)

                                    SECTION 1

                                  INTRODUCTION

1.1 THE PLAN AND ITS EFFECTIVE DATE

     The USG Corporation Deferred Compensation Plan is established effective as of April 1, 2007. Defined terms used herein shall have the meaning given such terms in Section 2.

1.2 PURPOSE

     (a) The Company has established this Plan to allow Eligible Employees to defer compensation as described herein. The Plan is intended to be a top-hat plan described in Section 201(2) of ERISA.

     (b)  Amounts deferred under the Plan are subject to the provisions of
          Section 409A of the Code; accordingly, as applied to those amounts, the Plan shall at all times be interpreted and administered so that it is consistent with such Code section notwithstanding any provision of the Plan to the contrary.

1.3 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have the powers set forth in the Plan and the complete discretionary power to interpret its provisions. Any decisions of the Committee shall be final and binding on all persons with regard to the Plan. The Committee may delegate its authority hereunder to such officers, employees or representatives of the Company as it may deem appropriate.

1.4 PLAN YEAR

     The Plan shall be administered on the basis of the Plan Year.

                                    SECTION 2

                                   DEFINITIONS

     "Annual Base Salary" means the regular rate of compensation to be paid to the Eligible Employee for services rendered during the Plan Year excluding severance or termination payments, commissions, foreign service payments, payments for consulting services, incentive awards, bonuses and such other unusual or extraordinary payments as the Committee may determine.

     "Bonus" means an Eligible Employee's Bonus (whether annual or quarterly or other period) due under any short-term incentive plan of the Company or an Employer.

     "Beneficiary" means the individual(s) or entity designated by a Participant to receive the balance of the Participant's Deferral Account in the event of the Participant's death prior to the payment of the Participant's entire Deferral Account. To be effective, any Beneficiary designation shall be filed in such manner as prescribed by the Committee. A Participant may revoke an existing Beneficiary designation by filing another Beneficiary designation in such manner as prescribed by the Committee. The latest Beneficiary designation received by the Committee shall be controlling. If no Beneficiary is named by a Participant the Beneficiary shall be the Participant's beneficiary under the Investment Plan. If no Beneficiary is named under the Investment Plan or the Participant survives all of his Beneficiaries, the Deferral Account shall be paid in accordance with rules provided or established under the Investment Plan for the payment of accounts in such Plan where there is no living beneficiary.

     "Change in Control" means the occurrence after April 1, 2007 of any of the following events:

          (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

          (1) for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

          (2) if any Person is or becomes the beneficial owner of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A) of paragraph (i)(1) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

          (3) a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

          (4) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person's acquisition; or

          (ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

          (iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a "Business Transaction"), unless, in each case, immediately following such Business Transaction
          (A) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such

          Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

          (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of paragraph (iii) above.

          Notwithstanding anything in this Agreement to the contrary, a Change in Control shall not be deemed to have occurred as a result of an acquisition or the holding of Voting Stock of the Company permitted by
          Section 2(a) of the Shareholder's Agreement entered into as of January 30, 2006, by and between the Company and Berkshire Hathaway, Inc.

          The following definitions apply for purposes of the foregoing definition of Change of Control:

          "Incumbent Directors" means the individuals who, as of the date of this Agreement, are Directors of the Company and any individual becoming a Director subsequent to the date of this Agreement whose election, nomination for election by the Company's stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a 12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          "Subsidiary" means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

          "Voting Stock" means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Pension and Investment Committee of the Company.

     "Company" means USG Corporation.

     "Deferral" means the amount deferred pursuant to a Deferral Election.

     "Deferral Account" means the bookkeeping account established in the name of the Participant to hold all amounts deferred pursuant to the Participant's Deferral Elections.

     "Deferral Election" means a Participant's irrevocable election to defer receipt of a Bonus and/or Annual Base Salary for a Plan Year.

     "Effective Date" means the effective date of the Plan, April 1, 2007.

     "Eligible Employee" means for any Plan Year each employee of an Employer
(a) who is in a salary band of 12 or higher and (b) whose annualized base salary for the Plan Year is equal to or greater than the limit in effect under Internal Revenue Code Section 414(q)(1)(B) for the calendar year preceding the Plan Year.

     "Employer" means any subsidiary or affiliate of the Company incorporated under the laws of any state in the United States that has adopted the Plan with the consent of the Committee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Investment Plan" means the USG Corporation Investment Plan.

     "Key Employee" means an employee who meets the key employee requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending each December 31st. If an employee meets the Key Employee requirements as of any December 31st, the person is treated as a Key Employee for the 12-month period beginning on the March 1st following that December 31st.

     "Market Value" of common stock means the closing price for Company common stock on the applicable day on the New York Stock Exchange Composite Transaction Tape.

     "Participant" means any Eligible Employee who makes a Deferral Election or has a Deferral Account under the Plan.

     "Plan" means the USG Corporation Deferred Compensation Plan.

     "Plan Year" means the calendar year; provided the initial Plan Year shall be the period April 1, 2007 through December 31, 2007.

     "Stock Equivalent Account" means the investment alternative under which a Participant's Deferral Account is treated as if it is invested in Company common stock equivalents.

     "Trust" means the Grantor Trust or Trusts, if any, that the Company or an Employer may maintain to hold assets to be used for payment of benefits under the Plan.

     "Unforeseeable Financial Emergency" means a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant or Beneficiary or the spouse or dependent(as defined in Code Section 152(a) of the Participant or Beneficiary; (ii) loss of the Participant or Beneficiary's property due to casualty; or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.

                                    SECTION 3

                      PARTICIPATION AND DEFERRAL ELECTIONS

3.1 PARTICIPATION

     Subject to the conditions and limitations of the Plan, any Eligible Employee who makes a Deferral Election as described in Section 3.2 shall become a Participant in the Plan and shall remain a Participant until the entire balance of the Deferral Account is distributed to the Participant.

3.2 RULES FOR DEFERRAL ELECTIONS

     Any Eligible Employee may make a Deferral Election for a Plan Year in accordance with the rules set forth below and such additional administrative rules provided from time to time by the Committee.

     (a) ELIGIBILITY. An Eligible Employee shall be eligible to make a Deferral Election only if he or she is an active, regular, full-time employee on the date such election is made.

     (b) DEFERRAL AMOUNTS. For each Plan Year, an Eligible Employee may make no more than one Deferral Election for each of the Eligible Employee's Bonus and Annual Base Salary in the amounts set forth below:

          (i) In whole percentage points, all or any portion, up to and including 50%, of the Eligible Employee's Annual Base Salary.

          (ii) In whole percentage points, all or any portion, up to and including 75%, of the Eligible Employee's Bonus.

          An Eligible Employee's Deferral Elections for a Plan Year shall remain in effect for subsequent Plan Years unless and until such Elections are changed or revoked in accordance with Paragraph 3.2(c) or (d) below.

     (c) TIMING AND OTHER REQUIREMENTS FOR DEFERRAL ELECTIONS. All Deferral Elections must be made in such form as the Committee may prescribe and must be received by the Committee no later than the date specified by the Committee.

          With respect to deferrals of Annual Base Salary, except as specified in paragraph (d) below, the date specified by the Committee may be no later than the end of the calendar year preceding the calendar year in which the Annual Base Salary is anticipated to be paid. With respect to deferrals of Bonuses, the date specified by the Committee may be no later than the end of the calendar year preceding the beginning of the measurement period for such Bonus.

     (d) ELECTIONS GENERALLY IRREVOCABLE. Deferral Elections shall be irrevocable; provided, that if a Participant takes a hardship withdrawal on account of an Unforeseeable Financial Emergency, as determined by the Committee, then the Participant's Deferral Elections then in effect shall be revoked with respect to all amounts not previously deferred; however, such Participant may make a new Deferral election in the following Plan Year.

     (e) INVESTMENT ELECTION. As part of each Deferral Election, an Eligible Employee must elect the investment alternatives that shall apply to the Deferral in accordance with Section 4.2.

     (f) PENSIONABLE EARNINGS. Compensation deferred under the Plan will not be considered pensionable earnings for the computation of benefits under the IRS-qualified USG Corporation Retirement Plan or the USG Corporation Investment Plan. Compensation deferrals will be considered pensionable earnings for the computation of benefits under the non-qualified USG Corporation Supplemental Retirement Plan.

                                    SECTION 4

                                DEFERRAL ACCOUNTS

4.1 DEFERRAL ACCOUNTS

     All amounts deferred pursuant to a Participant's Deferral Elections under the Plan shall be allocated to the Participant's Deferral Account. Deferrals shall be credited to the Deferral Account as soon as practicable following the date on which, in the absence of a Deferral Election, the Participant would otherwise have received the Deferral, in accordance with rules established by the Committee.

4.2 INVESTMENT ALTERNATIVES AND ADJUSTMENT OF DEFERRAL ACCOUNTS

     A Participant must make an investment election at the time of each Deferral Election. The investment election must be made pursuant to such rules as the Committee may prescribe, subject to Section 4.3, and shall designate the portion of the Deferral which is to be treated as invested in each investment alternative. Subject to the Committee's discretionary right to change the investment alternatives in the future, the investment alternatives shall be the same as the alternatives in the Investment Plan and shall include a Stock Equivalent Account. A Participant's Deferrals shall be treated as invested in the applicable investment alternatives, effective in accordance with rules established by the Committee. A Participant's Deferral Account shall be adjusted at such time and in such manner as accounts of participants in the

Investment Plan are adjusted to reflect the balances that would have been in such accounts if they had in fact been maintained under the Investment Plan (including an adjustment to represent the fees and expenses charged to accounts under the Investment Plan).

4.3 INVESTMENT ELECTIONS AND CHANGES

     A Participant's investment elections shall be subject to the following rules:

     (a) If the Participant fails to make an investment election with respect to a Deferral, the Deferral shall be deemed to be invested in the investment fund that is the default fund under the Investment Plan.

     (b) A Participant may elect to transfer amounts from one investment alternative to another by filing an investment change election with the Committee prior to the date the change is to become effective, in accordance with rules established by the Committee.

     (c) The plan fiduciaries are not liable for any losses incurred by the Participant as a result of the allocation of accounts under the Plan.

4.4 VESTING

A Participant shall be fully vested at all times in the balance of his or her Deferral Account.

                                    SECTION 5

                               PAYMENT OF BENEFITS

5.1 TIME AND METHOD OF PAYMENT

     Payment of a Participant's Deferral Account shall be made in a single lump sum as soon as practicable, but not later than 60 days, following the date the Participant separates from service with all Employers and their subsidiaries and affiliates. Notwithstanding any other provision of the Plan to the contrary, distributions to be made to a Key Employee upon retirement or other termination of employment shall not be made before the date that is six (6) months after the Key Employee's retirement or other separation from service.

5.2 PAYMENT UPON DEATH OF A PARTICIPANT

     In the event a Participant dies before all amounts credited to the Participant's Deferral Account have been paid, payment of the Participant's Deferral Account shall be made to the Participant's Beneficiary in a single lump sum payment as soon as practicable after the Participant's death.

5.3 FORM OF PAYMENT

     Payment shall be made in cash.

5.4 HARDSHIP WITHDRAWAL

     If the Committee or its designee determines that a Participant has incurred an Unforeseeable Financial Emergency, the Participant may withdraw in cash the portion of the balance of his Deferral Account needed to satisfy the Unforeseeable Financial Emergency, to the extent that the Unforeseeable Financial Emergency may not be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. A hardship withdrawal on account of an Unforeseeable Financial Emergency shall be paid as soon as possible following the date on which the withdrawal is approved.

5.5 WITHHOLDING OF TAXES AND OTHER AMOUNTS

     The Company shall withhold any applicable Federal, state or local income tax from payments due under the Plan. The Company may also be required to withhold Social Security taxes, including the Medicare portion of such taxes, and any other employment taxes as necessary to comply with applicable laws. The Company may withhold any taxes from any payments made to the Participant, whether under this Plan or otherwise, or require direct payment of such withholding taxes by the Participant to the Company. The Company may also withhold payment to the extent necessary to provide for a Participant's participation in employee benefit and other compensation plans and arrangements maintained by the Company.

                                    SECTION 6

                                CHANGE OF CONTROL

     For a period of three years immediately following a Change of Control, no amendment of the Plan may be adopted that would adversely affect the rights of any Participant or Beneficiary; the Plan may not be terminated; and the Plan may not be amended to change the definition of Eligible Employee, to reduce the amount which an Eligible Employee may defer, to reduce the amount by which Deferred Accounts are adjusted under Section 4.2 and 4.3 to reflect hypothetical earnings, or to delay payment under Section 5.

                                    SECTION 7

                                  MISCELLANEOUS

7.1 FUNDING

     Benefits payable under the Plan to any Participant shall be paid directly by the Participant's Employer (including the Company if the Participant is employed by the Company). The Company and the Employers shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. Notwithstanding the foregoing, the Company and the Employers, in the discretion of the Committee, may maintain one or more Trusts. The assets of any such Trusts with respect to benefits payable to the employees of each Employer shall remain the assets of such Employer subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company or the Employer and shall discharge the Company or the Employer of any further liability under the Plan for such payments.

7.2 ACCOUNT STATEMENTS

     As soon as practical after the end of each calendar quarter (or after such other date or dates as the Committee, in its discretion, may designate), each Participant shall be provided with a statement of the balance of his or her Deferral Account hereunder as of the last day of such calendar quarter (or as of such other dates as the Committee, in its discretion, may designate).

7.3 EMPLOYMENT RIGHTS

     Establishment of the Plan shall not be construed to give any Eligible Employee the right to be retained in the Company's service or to any benefits not specifically provided by the Plan.

7.4 INTERESTS NOT TRANSFERABLE

     No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind, except (a) as provided for under the sections of a Company plan or agreement that state the Company's authority to demand repayment of amounts owed to the Company pursuant to those sections, (b) as required for purposes of withholding of any tax under the laws of the United States or any state or locality, or (c) pursuant to a court-approved property settlement agreement issued incident to the Participant's divorce. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his or her benefits under the Plan, or if by any reason of his or her bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his or her spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

7.5 FORFEITURES AND UNCLAIMED AMOUNTS

     Unclaimed amounts shall consist of the amounts of the Deferral Account of a Participant that are not distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the Distribution Date upon which the payment of any benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan and the Participant or Beneficiary, as applicable, shall have no further right to his Deferral Account.

7.6 CONTROLLING LAW

     The law of Illinois, without regard to any state's choice of law principles, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA.

7.7 GENDER AND NUMBER

     Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

7.8 ACTION BY THE COMPANY

     Except as otherwise specifically provided herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of any member of the Committee or person(s) authorized by resolution of the Board of Directors of the Company.

                                   SECTION 8

                             EMPLOYER PARTICIPATION

     Any subsidiary or affiliate of the Company incorporated under the laws of any state in the United States may, with the approval of the Committee and under such terms and conditions as the Committee may prescribe, adopt the Plan. The Committee may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Employer; provided, however, that an adopting Employer shall not have the authority to amend or terminate the Plan under Section 8.

                                   SECTION 9

                            AMENDMENT AND TERMINATION

     The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors (or its delegate) to modify, amend or terminate the Plan; provided, however, that any amendment or termination of the Plan shall not reduce or eliminate any Deferral Account accrued through the date of such amendment or termination. Upon termination of the Plan, the Committee may provide that all Deferral Accounts will be distributed on a date selected by the Committee.